Cohen & Co®

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 22, 2025, relating to the financial statements and financial highlights of Victory Portfolios (as specifically identified in Attachment A), which are included in Form N-CSR for the year ended June 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Additional Information” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 23, 2025

Attachment A

Victory Portfolios – June 30, 2025

Victory Integrity Discovery Fund Victory Integrity Mid-Cap Value Fund Victory Integrity Small-Cap Value Fund Victory Integrity Small/Mid-Cap Value Fund

Victory Multi-Cap Fund (formerly, Victory Munder Multi-Cap Fund) Victory S&P 500 Index Fund

Victory Mid-Cap Core Growth Fund (formerly, Victory Munder Mid-Cap Core Growth Fund) Victory Trivalent International Fund – Core Equity

Victory Trivalent International Small-Cap Fund Victory Core Bond Fund

Victory Diversified Stock Fund Victory Fund for Income

Victory Investment Grade Convertible Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund